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EXHIBIT 1
AUDITED FINANCIAL STATEMENTS AND SUPPLEMENTAL SCHEDULE


Bank of Hanover and Trust Company Cash or
Deferred Profit-Sharing Plan

Year ended December 31, 2000
with Report of Independent Auditors









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BANK OF HANOVER AND TRUST COMPANY
CASH OR DEFERRED PROFIT-SHARING PLAN

Audited Financial Statements and Supplemental Schedule

Year ended December 31, 2000 with Report of Independent Auditors




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    Bank of Hanover and Trust Company Cash or Deferred Profit-Sharing Plan

            Audited Financial Statements and Supplemental Schedule


                         Year ended December 31, 2000






                                   CONTENTS

Report of Independent Auditors...............................................1

Audited Financial Statements

Statements of Net Assets Available for Benefits..............................2
Statement of Changes in Net Assets Available for Benefits....................3
Notes to Financial Statements................................................4


Supplemental Schedule

Schedule H, Line 4i - Schedule of Assets (Held At End of Year)..............10



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                        REPORT OF INDEPENDENT AUDITORS

Executive Committee
Bank of Hanover and Trust Company Cash or Deferred Profit-Sharing Plan

We have audited the accompanying statements of net assets available for benefits of the Bank of Hanover and Trust Company Cash or Deferred Profit-Sharing Plan as of December 31, 2000 and 1999, and the related statement of changes in net assets available for benefits for the year ended December 31, 2000. These financial statements are the responsibility of the Plan's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the net assets available for benefits of the Plan at December 31, 2000 and 1999, and the changes in its net assets available for benefits for the year ended December 31, 2000, in conformity with accounting principles generally accepted in the United States.

Our audits were performed for the purpose of forming an opinion on the financial statements taken as a whole. The accompanying supplemental schedule of assets (held at end of year) as of December 31, 2000, is presented for the purpose of additional analysis and is not a required part of the financial statements but is supplementary information required by the Department of Labor's Rules and Regulations for Reporting and Disclosure under the Employee Retirement Income Security Act of 1974. This supplemental schedule is the responsibility of the Plan's management. The supplemental schedule has been subjected to the auditing procedures applied in our audit of the financial statements and, in our opinion, is fairly stated in all material respects in relation to the financial statements taken as a whole.


/s/ Ernst & Young LLP
Philadelphia, Pennsylvania
June 15, 2001

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    Bank of Hanover and Trust Company Cash or Deferred Profit-Sharing Plan

               Statements of Net Assets Available for Benefits



                                                                  DECEMBER 31
                                                              2000           1999
                                                         ------------------------------
ASSETS
Investments                                                $ 4,677,502    $ 4,502,032
Employer contribution receivable                                99,438         91,489
Accrued investment income                                        8,664         26,797
                                                         ------------------------------
Net assets available for benefits                          $ 4,785,604    $ 4,620,318
                                                         ==============================


See accompanying notes.



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    Bank of Hanover and Trust Company Cash or Deferred Profit-Sharing Plan

          Statement of Changes in Net Assets Available for Benefits

                         Year ended December 31, 2000



ADDITIONS
  Employee contributions                                                 $   309,857
  Employee rollovers-from previous employers' plans                           56,627
  Employer matching contributions                                            132,447
  Employer profit sharing contributions                                       99,950
  Investment income                                                          307,083
                                                                       ------------------
Total additions                                                              905,964

DEDUCTIONS
  Employee withdrawals                                                       177,222
                                                                       ------------------
Total deductions                                                             177,222

Net realized and unrealized depreciation in fair value of investments        563,456
                                                                       ------------------
Net increase                                                                 165,286

Net assets available for benefits at beginning of year                     4,620,318
                                                                       ------------------
Net assets available for benefits at end of year                          $4,785,604
                                                                       ==================


See accompanying notes.



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    Bank of Hanover and Trust Company Cash or Deferred Profit-Sharing Plan

                        Notes to Financial Statements

                              December 31, 2000

1. SIGNIFICANT ACCOUNTING POLICIES

BASIS OF ACCOUNTING

The accounting records of the Bank of Hanover and Trust Company Cash or Deferred Profit-Sharing Plan (the Plan) are maintained on the accrual basis of accounting.

INVESTMENT VALUATION AND INCOME RECOGNITION

The Plan's investments are stated at fair value. The shares of the registered investment companies are valued at quoted market prices, which represent the net asset values of shares held by the Plan at year-end. The shares of Sterling Financial Corporation common stock are valued at quoted market prices as of the last business day of the Plan year.

Purchases and sales of securities are recorded on a trade-date basis. Interest income is recorded on the accrual basis. Dividends are recorded on the ex-dividend date.

USE OF ESTIMATES

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

PLAN EXPENSES

Administrative expenses of approximately $20,000 were paid from the Plan assets in 2000. These expenses have been netted against investment income on the accompanying statement of changes in net assets available for benefits.



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    Bank of Hanover and Trust Company Cash or Deferred Profit-Sharing Plan

                  Notes to Financial Statements (continued)



2. DESCRIPTION OF THE PLAN

The Plan is a defined contribution plan, which covers substantially all employees of the Bank of Hanover and Trust Company (the Bank). Under the Plan, participants are permitted to defer generally the lesser of 15% of annual compensation from the Bank or the maximum amount allowable under current IRS regulations. The Bank has agreed to contribute 50% of the first 8% of compensation that the participant contributes to the Plan and may make discretionary, profit sharing contributions to all eligible employees.

On July 27, 2000, the merger of Hanover Bancorp, Inc. with Sterling Financial Corporation was completed. Under the terms of the agreement, Hanover Bancorp, Inc. shareholders, including participants in the Plan, received .93 shares of Sterling Financial Corporation common stock for each share of Hanover Bancorp, Inc. common stock in a tax-free exchange. The Bank of Hanover and Trust Company operates as a subsidiary of Sterling subsequent to this merger.

In accordance with the Plan, participants may direct employer and employee contributions in any of twelve investment options. These investments include Vanguard US Growth Fund, Vanguard International Growth Fund, Vanguard Fixed Income GNMA Fund, Vanguard Life Strategy Growth Portfolio, Vanguard Life Strategy Conservative Growth Portfolio, Vanguard Life Strategy Moderate Growth Portfolio, Vanguard Index 500 Fund, Vanguard Prime Cap Fund, Vanguard Life Income Fund, Baron Asset Fund, Temporary Money Market Fund and Sterling Financial Corporation (formerly Hanover Bancorp, Inc.) common stock. Contributions may be allocated between the investment options in whole percentages. On each biweekly pay date, contributions are allocated to the investment funds according to the participant's specifications. Participants have the opportunity to change their investment options at any time.




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    Bank of Hanover and Trust Company Cash or Deferred Profit-Sharing Plan

                  Notes to Financial Statements (continued)



2. DESCRIPTION OF THE PLAN (CONTINUED)

PARTICIPANT ACCOUNTS

Each participant's account is credited with the participant's voluntary contribution, their portion of the Bank's matching and profit sharing contributions and actual earnings on investments from the investment options selected by the participant. The benefit to which a participant is entitled is that which can be provided from the participant's account. The participant's interest in deferred salary contributions, qualified matching contributions, employer profit sharing contributions, and rollover contributions is, at all times, fully vested and non-forfeitable.

ELIGIBILITY

All employees of the Bank who have completed 1,000 hours of service in a 12-consecutive month period and attained age 21 may participate in the Plan. Participants must be employed on the last day of the plan year, or if terminated due to reasons other than retirement, disability, or death, must complete at least 501 hours during the plan year to receive a profit sharing contribution.

BENEFIT PAYMENTS

Benefit payments are restricted to retirement, early retirement, termination of employment, death, disability or hardship.

PLAN TERMINATION

The Bank reserves the right by action of its Board of Directors to change, modify, or terminate the Plan, in part or in its entirety, at any time. If the Plan is terminated, the value of the participant's account shall be distributed to the affected participant as a lump sum distribution.

The foregoing description of the Plan provides only general information. For a more complete description of the Plan's provisions, participants should refer to the Bank of Hanover and Trust Company Cash or Deferred Profit-Sharing Plan Summary Description, which may be obtained from the Plan administrator.




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    Bank of Hanover and Trust Company Cash or Deferred Profit-Sharing Plan

                  Notes to Financial Statements (continued)


3. INVESTMENTS

Under the Cash or Deferred Profit-Sharing Plan and Trust Agreements, the Bank of Hanover and Trust Company serves as trustee for the Plan's assets.

The Plan's investments (including investments bought, sold, as well as held during the year) depreciated in fair value as determined by quoted market prices by $563,456 during 2000, as follows:

                                                              NET REALIZED
                                                             AND UNREALIZED
                                                           DEPRECIATION IN FAIR
                                                           VALUE OF INVESTMENTS
                                                       ----------------------------
Registered investment companies                             $   (522,849)
Sterling Financial Corp. common stock                            (40,607)
                                                       ----------------------------
Total                                                       $   (563,456)
                                                       ============================


Investment income includes approximately $221,000 of capital gain distributions received from registered investment companies.

Investments that represent 5% or more of fair value of the Plan's net assets are as follows:

                                                    DECEMBER 31
                                                 2000          1999
                                            -----------------------------
Vanguard US Growth Fund                         $648,022     $ 755,092
Vanguard Life Strategy Growth Portfolio          561,917       540,191
Vanguard Life Moderate Growth Portfolio          580,777       568,874
Vanguard Index 500 Fund                          841,650       845,193
Vanguard Prime Cap Fund                          577,608       500,104
Sterling Financial Corporation common stock      539,033             -
Hanover Bancorp, Inc. common stock                     -       529,192



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    Bank of Hanover and Trust Company Cash or Deferred Profit-Sharing Plan

                  Notes to Financial Statements (continued)



4. INCOME TAX STATUS

The Plan has received a determination letter from the Internal Revenue Service dated December 11, 1997, stating that the Plan is qualified under Section 401(a) of the Internal Revenue Code (the Code) and, therefore, the related trust is exempt from taxation. Once qualified, the Plan is required to operate in conformity with the Code to maintain its qualification. The Plan Administrator believes the Plan is being operated in compliance with the applicable requirements of the Code and, therefore, believes that the Plan is qualified and the related trust is tax exempt.

5. TRANSACTIONS WITH PARTIES-IN-INTEREST

The Plan's assets include 35,936 shares of Sterling Financial Corporation, the parent company of the Bank of Hanover and Trust Co., common stock as of December 31, 2000. At December 31, 1999, the Plan's assets included 35,576 shares of Hanover Bancorp, Inc. common stock.

During 2000, the Plan received $12,872 in dividends from Hanover Bancorp, Inc. and $13,162 in dividends from Sterling Financial Corporation and the Plan paid the Bank approximately $14,000 in trustee fees.

6. SUBSEQUENT EVENT

The Board of Directors of the Bank approved a resolution on June 15, 2001 to merge the assets of the Bank of Hanover and Trust Company Cash or Deferred Profit Sharing Plan with and into a new 401(k) plan sponsored by Sterling Financial Corporation (the Sterling Plan) effective July 1, 2001. In connection with this merger, all contributions to the Plan will cease effective June 30, 2001 and any contributions owed to the Plan as of that date will be made to the appropriate Company employees' accounts in the Sterling Plan. Additionally, participants in the Plan on June 30, 2001 will become participants in the Sterling Plan effective July 1, 2001. The date on which the assets will be transferred has not yet been determined.




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                              SUPPLEMENTAL SCHEDULE












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    Bank of Hanover and Trust Company Cash or Deferred Profit-Sharing Plan

                          EIN: 23-0670980 Plan #002

                            Schedule H, Line 4i -
                   Schedule of Assets (Held At End of Year)

                              December 31, 2000

                                     DESCRIPTION OF INVESTMENT,
                                      INCLUDING MATURITY DATE,
                                          RATE OF INTEREST,
IDENTITY OF ISSUE, BORROWER, LESSOR  COLLATERAL, PAR OR MATURITY
          OR SIMILAR PARTY                      VALUE                COST**     CURRENT VALUE
-----------------------------------------------------------------------------------------------
Vanguard US Growth Fund                      23,436 shares                        $   648,022
Vanguard International Growth Fund            6,152 shares                            116,098
Vanguard Fixed Income GNMA Fund              17,968 shares                            183,997
Vanguard Life Strategy Growth
  Portfolio                                  28,684 shares                            561,917
Vanguard Life Strategy
  Conservative Growth Portfolio              15,226 shares                            223,815
Vanguard Life Moderate Growth
  Portfolio                                  33,688 shares                            580,777
Vanguard Index 500 Fund                       6,907 shares                            841,650
Vanguard Prime Cap Fund                       9,566 shares                            577,608
Vanguard Life Income Fund                     4,982 shares                             64,760
Baron Asset Fund                              3,387 shares                            184,240
*Sterling Financial Corp. common
  stock                                      35,936 shares                            539,033
Temporary Money Market Fund                 155,585 shares                            155,585
                                                                 ------------------------------
                                                                                  $ 4,677,502
                                                                 ==============================

* Party in interest.
** Historical cost has not been presented as all investments are participant-directed.





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